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                                       Rule 424 (b)(2)
                                       File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR147                  Dated:  09/11/97
                           -----                          --------

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                          21869EGE9

Principal Amount:                               49,000,000.00

Settlement Date:                                09/15/97

Base Rate:                                      Libor (Telerate pg. 3750)

Index Maturity:                                 3 Month

Initial Interest Rate:                          5.70875% (5.71875% Telerate
                                                pg. 3750 9/11/97)

Spread or Spread Multiplier, if applicable:     LESS 1 BPS

Interest Rate Rest Dates:                       Quarterly on 3rd Wed Sept, Dec,
                                                Mar, Jun

Interest Payment Dates:                         Quarterly on 3rd Wed Sept, Dec,
                                                Mar, Jun

First Coupon:                                   12/17/97

Day Count:                                      Actual/360

Stated Maturity Date:                           9/15/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Initial Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: